UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 North 38th Street, 11th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 11, 2024, Century Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 15,873,011 shares of the Company’s common stock, par value $0.0001 per share (the “Private Placement Shares”), at a price of $3.78 per share (the “Private Placement”).

The Private Placement is expected to close on or about April 15, 2024, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $60 million, before deducting placement agent fees and offering expenses. The Company intends to use the net proceeds from the private placement to support the expansion of CNTY-101 in autoimmune indications and for working capital and general corporate purposes.

BofA Securities acted as sole placement agent for the Private Placement.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Registration Rights Agreement

Also on April 11, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Private Placement Shares. Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Investors of their Private Placement Shares no later than 30 days following the closing of the Private Placement (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective, if not automatically effective upon filing, then as soon as practicable and to keep such registration statement effective until the earlier of (i) the date that all Private Placement Shares covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) five years after the closing of the Private Placement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Private Placement Shares.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement is not automatically effective upon filing or not declared effective prior to the earliest of (a) five business days after the date on which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 60th day following the closing of the Private Placement, if the SEC staff determines not to review the registration statement, or (c) the 90th day following the closing of the Private Placement, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Private Placement Shares per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agent expressly named as third-party beneficiary thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Agreement and Plan of Merger

Also on April 11, 2024, the Company, Clarent Intermediate Sub, Inc. (“Intermediate Sub”), a wholly owned subsidiary of Company, and Clarent Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Intermediate Sub, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clade Therapeutics, Inc. (“Clade”) and Fortis Advisors LLC, solely in its capacity as Securityholders’ Agent. Pursuant to the Merger Agreement, on April 11, 2024, Merger Sub merged with and into the Clade (the “Merger”), with Clade continuing as the surviving corporation in the Merger and a wholly owned indirect subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the aggregate upfront consideration was approximately $35 million, consisting of (i) approximately $15 million in cash and (ii) 4,535,333 shares of the Company’s common stock, par value $0.0001 per share (the “Merger Shares”). The cash portion of the upfront consideration is subject to customary adjustments for indebtedness, cash, and transaction expenses. A number of Merger Shares representing approximately 10% of the aggregate consideration were held back at the closing of the Merger (the “Closing”) as recourse to satisfy certain indemnification obligations of the Clade securityholders under the Merger Agreement and, subject to any forfeiture of Merger Shares as a result of indemnification claims made prior to the 18-month anniversary of the Closing, will be issued pursuant to the terms of the Merger Agreement following the 18-month anniversary of the Closing.

Following the Closing, the Merger Agreement provides for one potential clinical development milestone payment of $10 million (which may be paid by the Company in cash, shares of its common stock or a combination thereof) to be made to Clade securityholders upon the achievement of the milestone.

The Merger Agreement contains customary representations, warranties, indemnities and covenants of the Company and Clade and its securityholders.

In connection with the Closing, the Company entered into customary lock-up agreements with certain of Clade’s stockholders providing that such holders will not transfer, subject to limited exceptions, any of the Merger Shares for 180 days after the Closing.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Intermediate Sub, Merger Sub, Clade, or their respective subsidiaries or affiliates, or to modify or supplement any factual disclosures about the Company that it includes in its public reports filed with the SEC. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates at the time they were made or at any other time. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other reports and filings that the Company makes from time to time with the SEC.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 11, 2024, the Company completed its acquisition of Clade. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of the Investors in the Securities Purchase Agreement and of Clade securityholders in connection with the Merger Agreement, the offering and sale of the Private Placement Shares and the issuance of the Merger Shares is being conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The Private Placement Shares and Merger Shares have not been registered under the Securities Act or any state securities laws, and the Private Placement Shares and Merger Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Private Placement Shares and the issuance of the Merger Shares will not involve a public offering and will be made without general solicitation or general advertising. The Investors and the Clade securityholders each represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and that they are acquiring the Private Placement Shares or the Merger Shares, as applicable, for investment purposes only and not with a view to any resale, distribution or other disposition of the Private Placement Shares or the Merger Shares in violation of the United States federal securities laws.

Item 7.01	Regulation FD Disclosure.

On April 11, 2024, the Company issued a press release announcing the Private Placement and the Merger, and provided certain business updates relating to its product candidate pipeline and development activities. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act or the 1934 Act, except as may be expressly set forth by specific reference in such filing. Information contained on, or that can be accessed through, the Company’s website does not constitute a part of, and is not incorporated by reference into, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1*^	Agreement and Plan of Merger, dated April 11, 2024, by and among the Company and the other parties thereto

10.1	Securities Purchase Agreement, dated April 11, 2024, by and among the Company and the other parties thereto

10.2	Registration Rights Agreement, dated April 11, 2024, by and among the Company and the other parties thereto

99.1	Press Release, dated April 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

^	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Brent Pfeiffenberger, Pharm.D.
Name:	Brent Pfeiffenberger, Pharm.D.
Title:	President and Chief Executive Officer

Date: April 11, 2024